EXHIBIT 1.1

FIFTH THIRD AUTO TRUST 20[    ]-[        ]

FIFTH THIRD HOLDINGS FUNDING, LLC

(DEPOSITOR)

$[        ] [    ]% Auto Loan Asset Backed Class A-1 Notes

$[        ] [    ]% Auto Loan Asset Backed Class A-2[-A] Notes

[$[        ] [LIBOR] + [    ]% Auto Loan Asset Backed Class A-2-B Notes]

$[        ] [    ]% Auto Loan Asset Backed Class A-3 Notes

$[        ] [    ]% Auto Loan Asset Backed Class A-4 Notes

[$[        ] [LIBOR] + [    ]% Auto Loan Asset Backed Class A-4-B Notes]

$[        ] [    ]% Auto Loan Asset Backed Class B Notes

FORM OF

UNDERWRITING AGREEMENT

[            ], 20[    ]

[                    ]

  as a Representative of the

  Several Underwriters

[                    ]

[                    ]

Ladies and Gentlemen:

SECTION 1.    Introductory. Fifth Third Holdings Funding, LLC (the “Depositor”) proposes to cause Fifth Third Auto Trust 20[    ]-[        ] to issue $[        ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-1 Notes (the “Class A-1 Notes”), $[            ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-2[-A] Notes (the “Class A-2[-A] Notes”), [$[        ] aggregate principal amount of [        ] + [    ]% Auto Loan Asset Backed Class A-2-B Notes] ([the “Class A-2-B Notes” and, together with the Class A-2-A Notes,] the “Class A-2 Notes”), $[        ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-3 Notes (the “Class A-3 Notes”), $[        ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-4 Notes (the “Class A-4 Notes”, and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and $[        ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class B Notes (the “Class B Notes”. The Depositor proposes to sell [a portion of] the Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes, in the amounts set forth on Schedule I to the several underwriters set forth on Schedule I (each, an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”). [The Depositor intends to retain an amount equal to at least 5% of the initial principal amount of each class of Notes, pursuant to the requirements of the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act. The remaining Notes that are sold to the Underwriters are hereinafter referred to as the “[Underwritten] Notes”.]

The Notes will be issued pursuant to an Indenture, to be dated on or about [                    ], [                    ] (as amended, supplemented or modified from time to time, the “Indenture”), between Fifth Third Auto Trust 20[    ]-[        ] (the “Issuer”) and [                    ], as indenture trustee (in such capacity, the “Indenture Trustee”). The Notes will be secured by the assets of the Issuer. The assets of the Issuer include, among other things, motor vehicle retail installment sale contracts and/or installment loans secured by a combination of new and/or used automobiles, light-duty trucks and vans and other motor vehicles (the “Receivables”) and certain related rights. The Receivables will be sold to the Issuer by the Depositor and will be serviced for the Issuer by Fifth Third Bank, an Ohio banking corporation (the “Bank”), as servicer (in such capacity, the “Servicer”). The Issuer will provide for the review of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an Asset Representations Review Agreement, to be dated on or about [                    ], [                    ] (the “Asset Representations Review Agreement”), among the Issuer, the Servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the Sale Agreement, to be dated on or about [                    ], [                    ] (as amended, supplemented or modified from time to time, the “Sale Agreement”), between the Issuer and the Depositor. Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underwriters, the Depositor, and the Bank hereby agree that the “Closing Date” shall be [                    ], [on or about [                    ], [                    ], 10:00 a.m.], New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor).

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form SF-3 (having the registration number 333-211395), including a form of prospectus, relating to the Notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the Closing Date or, the Depositor has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the provisions of the Securities Act, a new shelf registration statement on Form SF-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Securities Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement (this “Agreement”), the most recent such amendment is effective upon filing with the Commission pursuant to Rule 462 of the Securities Act or has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Securities Act, is referred to in this Agreement as the “Registration Statement.” The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) a final prospectus (the “Final Prospectus”) relating to the Notes and the method of distribution thereof. The Final Prospectus, together with all amendments and supplements thereto and all annexes, schedules and exhibits and documents incorporated by reference therein, are hereinafter collectively referred to as the “Prospectus”.

Prior to [        ] [a.m.] [p.m.] (Eastern Time) (U.S.) on [                ] (i.e., the date and time the first Contract of Sale (as defined below) for the [Underwritten] Notes (the “Time of Sale”) was entered into as designated by the Representative), the Depositor had prepared: (i) the preliminary prospectus, dated [            ], 20[    ] (the “Preliminary Prospectus”); (ii) the Free Writing Prospectus, dated [            ], 20[    ], relating to the ratings on the Notes (the “Ratings Free Writing Prospectus”) [, and iii) the road show presentation, dated [            ], 20[    ] (the “Road Show”)] (collectively, the “Time of Sale Information”). Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus, and the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be.

If, subsequent to the Time of Sale and prior to the Closing Date, such Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate their old Contracts of Sale (within the meaning of Rule 159 under the Securities Act) and enter into new Contracts of Sale with investors in the [Underwritten] Notes, then the “Time of Sale Information” will refer to the Preliminary Prospectus or Free Writing Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

Pursuant to this Agreement, and subject to the terms hereof, the Depositor agrees to sell to each Underwriter, the respective principal amount of each class of [Underwritten] Notes set forth opposite the name of such Underwriter on Schedule I.

SECTION 2.    Representations and Warranties.

(a)    Each of the Depositor and the Bank severally represents and warrants to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(i)    (A) The Depositor has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Securities Act, including a form of prospectus, relating to the Notes. The Registration Statement has been declared effective by the Commission under the Securities Act and has been filed with the Commission not earlier than three years prior to the Closing Date. The conditions to the use of a registration statement on Form SF-3 under the Securities Act, as set forth in the General Instructions to Form SF-3, and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(B)      On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and, on the date hereof and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Securities Act, and (x) on the date hereof and on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) as of its date and the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) or (II) Underwriter Information (as defined in Section 9(b) hereof).

(C)      The Preliminary Prospectus, as of its date, and the Time of Sale Information at the Time of Sale, did not, and the Time of Sale Information at the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Time of Sale Information based upon Underwriter Information (as defined in Section 9(b) hereof).

(D)      Other than the Time of Sale Information and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication,” including any “free writing prospectus” (both as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of any offer to buy the [Underwritten] Notes.

(ii)      The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Depositor), when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(iii)      As of the Closing Date and as of the date hereof, each of the Issuer’s representations and warranties in the Transaction Documents will be true and correct.

(iv)      The [Underwritten] Notes, when validly issued pursuant to the Indenture and sold to the Underwriters pursuant to this Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus and will constitute the legal, valid and binding obligation of the Issuer and will be validly issued and entitled to the benefits and security afforded by the Indenture. As of the Closing Date, the Issuer’s pledge of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a perfected security interest therein, subject to no prior lien, mortgage security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.

(v)      The Indenture has been duly qualified under the Trust Indenture Act. The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(vi)      It acknowledges that in connection with the offering of the [Underwritten] Notes: (A) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (B) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement, and (C) the Underwriters may have interests that differ from those of the Depositor or the Bank. It waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the [Underwritten] Notes.

(vii)      As of the Closing Date, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

(viii)      The Depositor was not, on the date on which the first bona fide offer of the [Underwritten] Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ix)      The Preliminary Prospectus and, to the extent required by Rule 433 under the Securities Act, the Ratings Free Writing Prospectus have each been filed with the Commission in accordance with Section 5 of the Securities Act.

(x)      The Issuer is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

(xi)    The Bank has complied and has caused the Depositor to comply with Rule 15Ga-2 of the Exchange Act with respect to any report produced for third-party due diligence services (as defined in Rule 17g-10(d)(1) of the Exchange Act) (a “Third-Party Diligence Report”) performed on behalf of the Bank or the Depositor, other than any breach arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(i) hereof. The Bank or the Depositor has furnished to the Commission any Form ABS-15G with respect to Rule 15Ga-2 and the transactions contemplated by this Agreement whether prepared or furnished by the Bank or the Depositor (including any revision or amendment thereof or any supplement thereto, each a “Form ABS-15G”) required in connection with a Third-Party Diligence Report within the time period required by Rule 15Ga-2. Neither the Bank nor the Depositor has requested (or caused any person to request) any Third-Party Diligence Report other than the Third-Party Diligence Report provided by a nationally recognized independent accounting firm acceptable to the Representative (the “Accounting Firm”) entitled “Independent Accountants’ Report on Applying Agreed-Upon Procedures”, dated [            ], 20[    ] and, it has made available a final draft of the Form ABS-15G to counsel for the Initial Purchasers and to the Representative within a reasonable period prior to furnishing such Form ABS-15G on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) website.

(xii)    The Bank has complied, and as of the Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the Credit Risk Retention Rules. The Bank or (to the extent permitted by the Credit Risk Retention Rules) one of its “majority-owned affiliates” (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”) will hold the “eligible vertical interest” (the “Retained Interest”) (as defined in the Credit Risk Retention Rules) in the manner described in the Preliminary Prospectus under the heading “Credit Risk Retention.”

(b)         The Depositor represents and warrants to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(i)      As of the Closing Date and as of the date hereof, each of the Depositor’s representations and warranties in the Transaction Documents will be true and correct.

(ii)      The execution, delivery and performance by the Depositor of this Underwriting Agreement, and each Transaction Document to which it is a party, and the issuance and sale of the [Underwritten] Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Depositor. Neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the limited liability company agreement or the certificate of formation of the Depositor, (B) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Depositor is a party or by which it is bound, (D) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(iii)      The Depositor has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, will have duly executed and delivered each Transaction Document to which it is a party. When executed and delivered by the parties thereto, each of this Underwriting Agreement and each Transaction Document to which the Depositor is a party will constitute the legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the [Underwritten] Notes pursuant to this Underwriting Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.

(iv)      Neither the Depositor nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will the Depositor act, nor has it authorized nor will it authorize any person to act, in such manner.

(v)      There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor or the Bank before or by any court, governmental authority, arbitrator or other tribunal that (A) assert the invalidity or unenforceability of this Underwriting Agreement or any of the other Transaction Documents, (B) seek to prevent the issuance or sale of the Notes or the consummation of any of the transactions contemplated by this Underwriting Agreement or any of the other Transaction Documents, (C) seek any determination or ruling that would materially and adversely affect the performance by the Depositor or the Bank of its obligations under this Underwriting Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, (D) relate to the Depositor or the Bank that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (E) could reasonably have a material adverse effect on the Noteholders.

(vi)      Since [                    ], there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

(vii)      The Depositor has complied with Rule 193 of the Securities Act in connection with the offering of the [Underwritten] Notes.

(viii)      The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(c)         The Bank represents and warrants to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(i)      As of the Closing Date and as of the date hereof, each of the Bank’s representations and warranties in the Transaction Documents (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) will be true and correct.

(ii)      The execution, delivery and performance by the Bank of this Underwriting Agreement, and each Transaction Document to which it is a party, and the issuance and sale of the [Underwritten] Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Bank. Neither the execution and delivery by the Bank of such instruments, nor the performance by the Bank of the transactions herein or therein contemplated, nor the compliance by the Bank with the provisions hereof or thereof, will (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the articles of incorporation or the code of regulations of the Bank, (B) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Bank or its properties, (C) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Bank is a party or by which it is bound, (D) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any of the Bank’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(iii)      The Bank has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, will have duly executed and delivered each Transaction Document to which it is a party. When executed and delivered by the parties thereto, each of this Underwriting Agreement and each Transaction Document to which the Bank is a party will constitute the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the [Underwritten] Notes pursuant to this Underwriting Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.

(iv)      Neither the Bank nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will the Bank act, nor has it authorized nor will it authorize any person to act, in such manner.

(v)      There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Bank, threatened against the Depositor or the Bank before or by any court, governmental authority, arbitrator or other tribunal that (A) assert the invalidity or unenforceability of this Underwriting Agreement or any of the Transaction Documents, (B) seek to prevent the issuance or sale of the [Underwritten] Notes or the consummation of any of the transactions contemplated by this Underwriting Agreement or any of the Transaction Documents, (C) seek any determination or ruling that would materially and adversely affect the performance by the Depositor or the Bank of its obligations under this Underwriting Agreement or any of the Transaction Documents or the collectibility or enforceability of the Receivables, (D) relate to the Depositor or the Bank that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the [Underwritten] Notes, or (E) could reasonably have a material adverse effect on the Noteholders.

(vi)      Since [                     ], there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Bank and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

(vii)      The Bank has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied with each such representation, other than any breach of such representation that would not have a material adverse effect on the Noteholders.

(viii)      The Bank is a banking corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Bank Transferred Assets.

SECTION 3.    Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I at a purchase price equal to the following percentages of the aggregate principal amounts thereof: (a) in the case of the Class A-1 Notes, [    ]%, (b) in the case of the Class A-2[-A] Notes, [    ]%, [(c) in the case of the Class A-2-B Notes, [    ]%,] (d) in the case of the Class A-3 Notes, [    ]%, (e) in the case of the Class A-4 Notes [    ]% and (f) in the case of the Class B Notes, [    ]%. Delivery of and payment for the [Underwritten] Notes shall be made at the Chicago offices of Mayer Brown LLP, at [10:00] a.m. (New York City time) on the Closing Date. Delivery of one or more global notes representing the [Underwritten] Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the [Underwritten] Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the [Underwritten] Notes will be available only under limited circumstances.

SECTION 4.    Offering by Underwriters.

(a)      Subject to the satisfaction of the conditions in Section 6 hereof, each Underwriter shall purchase the [Underwritten] Notes for resale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such [Underwritten] Notes are to be sold, then after the [Underwritten] Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the Financial Industry Regulatory Authority, Inc., and other terms of sale hereunder and under such selling arrangements.

(b)      Notwithstanding the foregoing, each Underwriter agrees that it has not and will not offer or sell any [Underwritten] Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law that applies to such Underwriter or to an offer of the [Underwritten] Notes.

(c)      Notwithstanding the foregoing, each Underwriter agrees that it has not and will not violate any applicable securities laws in its offer or sale of any [Underwritten] Notes within any other country, its territories or possessions or to persons who are citizens thereof or residents therein.

(d)      Each Underwriter agrees that:

(i)        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any [Underwritten] Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Depositor;

(ii)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any [Underwritten] Notes in, from or otherwise involving the United Kingdom; and

(iii)       it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any [Underwritten] Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(A)      the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Directive;

(B)      the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the [Underwritten] Notes to be offered so as to enable an investor to decide to purchase or subscribe the [Underwritten] Notes; and

(C)      the expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive

(e)        Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Securities Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Depositor specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Depositor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge to the investor, a paper copy of the Prospectus.

(f)        Prior to the Closing Date, the Representative shall notify the Bank and the Depositor of (i) the date on which each of the Preliminary Prospectus and the Ratings Free Writing Prospectus is first used and (ii) the Time of Sale to which such Time of Sale Information relates.

(g)        Each Underwriter represents and agrees (i) that it did not enter into any Contract of Sale for any [Underwritten] Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the [Underwritten] Notes, deliver to each investor to whom [Underwritten] Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Depositor), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus and the Ratings Free Writing Prospectus.

(h)        If the Depositor, the Bank or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus or the Ratings Free Writing Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Depositor or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Depositor or such Underwriter may prepare corrective information, with notice to the other party and, if applicable, the other Underwriters, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i)        adequate disclosure of the contractual arrangement;

(ii)        adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii)        adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv)        a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

(i)        Each Underwriter, severally and not jointly, represents, warrants and agrees that it has not obtained any Third-Party Diligence Report (it being understood that the Third-Party Diligence Report of the Accounting Firm specified in Section 2(a)(xi), has been obtained by the Bank or the Depositor).

SECTION 5.    Covenants of the Depositor. The Depositor (and, with respect to subsections (i), (j), (k), (l) and (m) below, the Bank) covenants and agrees with the Underwriters that:

(a)        If not already effective, the Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430D, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable rules and regulations of the Commission within the time period prescribed. The Depositor will file with the Commission any Free Writing Prospectus delivered to investors in accordance with Section 11 hereof as the Depositor is required to file under the Securities Act, and will do so within the applicable period of time required under the Securities Act and the rules and regulations thereunder. The Depositor will advise you promptly of any such filing pursuant to Rule 424(b), or deemed effective pursuant to Rule 462.

(b)        The Depositor will advise you promptly of: (i) any proposal to amend or supplement the Registration Statement as filed, or the Preliminary Prospectus, Ratings Free Writing Prospectus or the Prospectus, and will not effect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or for any additional information, (iii) the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Preliminary Prospectus or the Prospectus, and (iv) the issuance by the Commission or, if the Depositor has knowledge thereof, by any authority administering any state securities or blue sky laws of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order; provided, however, that no such advice shall be necessary for Exchange Act reports filed by the Depositor in the ordinary course that contain opinions, the Transaction Documents, monthly distribution reports, annual reports and suspension of duty to report notices.

(c)        If, during the period in which the Prospectus is required by federal securities law or regulation to be delivered in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus or the Registration Statement, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus or the Registration Statement, as applicable, to comply with the Securities Act, the Depositor (in compliance with subsections (a) and (b) above) shall promptly notify the Representative of such untrue statement or omission and the Depositor shall promptly prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any rights of the Underwriters hereunder.

(d)        The Depositor will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholders being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11 (a) of the Securities Act (including Rule 158 under the Securities Act) with respect to the [Underwritten] Notes.

(e)        The Depositor will deliver to the Underwriters, without charge, copies of the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Underwriter shall reasonably request.

(f)        The Depositor will arrange to qualify the [Underwritten] Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the [Underwritten] Notes and, thereafter, to the extent required by such jurisdictions; provided, that in connection therewith the Depositor and the Bank shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g)        From the date hereof until the retirement of the [Underwritten] Notes, or until none of the Underwriters maintains a secondary market in the [Underwritten] Notes, whichever occurs first, the Depositor will deliver to each of the Underwriters, through the Representative, upon request, the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Servicing Agreement, promptly after such statements and reports are furnished to the Indenture Trustee; provided, that the Depositor shall not be obligated to deliver any such annual statement of compliance or report to the Underwriters, if such document is timely filed with the Commission under the Exchange Act.

(h)        So long as any of the [Underwritten] Notes are outstanding or until none of the Underwriters maintains a secondary market in the [Underwritten] Notes, whichever occurs first, the Depositor will deliver to each of the Underwriters, through the Representative all documents distributed to Noteholders, as the Underwriters reasonably may request.

(i)        On or before the Closing Date, the Bank shall cause its computer records relating to the Receivables to be marked to show the Issuer’s ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Bank shall take any action inconsistent with the Issuer’s ownership of the Receivables other than as permitted by the Transaction Documents.

(j)        To the extent, if any, that any of the ratings assigned to the [Underwritten] Notes by any of the rating agencies that initially rate the [Underwritten] Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or the Bank, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(k)        From the date hereof until the Closing Date, none of the Depositor, the Bank or any trust, including the Issuer, originated, directly or indirectly, by the Depositor or the Bank will offer to sell or sell anywhere any securities similar to the Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, motor vehicle installment loans or retail installment sale contracts without the prior written consent of each of the Underwriters.

(l)        The Bank shall comply with the representation made by it to each Rating Agency pursuant to paragraphs (a)(3)(iii)(A) through (a)(3)(iii)(E) of Rule 17g-5.

(m)        In connection with the Fifth Third Auto Trust 20[    ]-[        ] transaction, the Bank or (to the extent permitted by the Credit Risk Retention Rules) one or more of its “majority-owned affiliates” (as defined in the Credit Risk Retention Rules) will comply with all requirements imposed upon the “sponsor of a securitization transaction” by the Credit Risk Retention Rule for so long as those requirements are applicable, including retaining the Retained Interest in accordance with the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest. The Bank is and will be solely responsible for compliance with the disclosure requirements of the Credit Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Preliminary Prospectus, and ensuring that any required post-closing disclosures are provided to investors in a timely and an appropriate method that does not require any involvement of the Underwriters.

SECTION 6.    Payment of Expenses. Except as otherwise agreed in writing by the Depositor and the Representative, the Depositor will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the printing and filing of the Registration Statement, the Ratings Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the [Underwritten] Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of the Bank’s and the Depositor’s counsel and accountants, (e) the qualification of the [Underwritten] Notes under state securities laws in accordance with Section 5(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the [Underwritten] Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, the Financial Industry Regulatory Authority, Inc., DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of [                    ], [                    ], acting in its capacity as owner trustee (in such capacity, the “Owner Trustee”) under the Amended and Restated Trust Agreement, to be dated on or about [                    ], [                    ] (the “Trust Agreement”), between the Depositor and the Owner Trustee, and its counsel, (j) the fees and expenses of the Asset Representations Reviewer and its counsel, and (k) the fees of counsel to the Underwriters.

SECTION 7.    Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the [Underwritten] Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor and the Bank of their obligations hereunder, and to the following additional conditions precedent:

(a)        The Prospectus and any supplements thereto, and the CEO Certification, shall have been filed (if required) with the Commission in accordance with the Securities Act; and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(b)        On or before the Closing Date, you shall have received letters, each identifying the applicable date as of which the respective review procedures were performed, from a third party that is a nationally recognized, independent certified public accounting firm, substantially in the form of the drafts to which you have agreed previously and otherwise substantially in form and substance reasonably satisfactory to you and your counsel.

(c)        After the date hereof, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor or the Bank and their respective subsidiaries, taken as a whole, that, in your judgment, is material and adverse and that makes it impracticable to market the [Underwritten] Notes on the terms and in the manner contemplated in the Prospectus.

(d)        (i) Mayer Brown LLP, special counsel to the Depositor, the Bank, Fifth Third Holdings, LLC (“FTH LLC”) and the Issuer, shall have delivered an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to (A) general corporate matters relating to the Bank, the Depositor, the Issuer and FTH LLC, the validity of the Notes, the tax status of the Issuer and the tax treatment of the Notes, the security interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, the Registration Statement, the Preliminary Prospectus and the Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement, the Preliminary Prospectus and the Prospectus and (B) certain matters relating to the treatment of the transfer of Receivables by the Bank and FTH LLC, as applicable; and (ii) Mayer Brown LLP, special counsel to the Depositor and the Bank, shall have delivered a negative assurance letter in form and substance satisfactory to the Representative.

(e)        You shall have received an opinion addressed to you, the Depositor and the Servicer of [                    ], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(f)        You shall have received an opinion addressed to you, the Depositor and the Servicer of [                    ], counsel to the Owner Trustee and special Delaware counsel to the Depositor, the Issuer and FTH LLC, dated the Closing Date and satisfactory in form and substance to you and your counsel, including with respect to certain matters under Delaware law with respect to the Depositor and the authority of the Depositor to file a voluntary bankruptcy petition.

(g)        You shall have received from counsel to the Asset Representations Reviewer a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and your counsel, about certain corporate matters relating to the Asset Representations Reviewer.

(h)        You shall have received certificates dated the Closing Date of authorized officers of the Depositor, the Bank and FTH LLC in which such officers shall state that: (i) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission or, to the knowledge of such officers, any authority administering state securities or blue sky laws and (ii) since [                    ] there has not occurred any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor or the Servicer except as disclosed to you in writing prior to the date of the Preliminary Prospectus.

(i)        You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or will be submitted for filing in all applicable governmental offices reflecting (i) the transfer of the interest of the Bank in the Receivables to FTH LLC pursuant to the Receivables Sale Agreement, (ii) the transfer of the interest of FTH LLC in the Receivables to the Depositor pursuant to the Purchase Agreement, (iii) the transfer of the interest of the Depositor in the Receivables to the Issuer pursuant to the Sale Agreement, and (iv) the Grant by the Issuer to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuer in the Receivables.

(j)        The Representative shall have received evidence of ratings letters that assign the ratings to the Notes specified in the Ratings Free Writing Prospectus.

(k)    You shall have received, from each of the Bank, FTH LLC and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) certificates of good standing and (iii) applicable resolutions of each such entity.

(l)        You shall have received a negative assurance letter from [                    ] with respect to the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus.

The Depositor will provide or cause to be provided to you conformed copies of such opinions, certificates, letters and documents as you or your counsel reasonably request.

SECTION 8.    Termination. This Agreement shall be subject to termination by notice given by the Representative to the Depositor if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading of any securities of Fifth Third Bancorp shall have been suspended on the New York Stock Exchange or the Nasdaq Stock Market, Inc., (ii) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the Nasdaq Stock Market, Inc. by the Commission or the Financial Industry Regulatory Authority, Inc., (iii) any general moratorium on commercial banking activities in Ohio or New York shall have been declared by either Federal or Ohio or New York State authorities, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe and, in the sole judgment of the Representative, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in the reasonable judgment of the Representative, impracticable to market the [Underwritten] Notes on the terms and in the manner contemplated in the Prospectus.

SECTION 9.    Indemnification and Contribution. (a) The Depositor and the Bank will, jointly and severally, indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred by any Underwriter in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (x) the Time of Sale Information, the Prospectus or any amendment, exhibit or supplement thereto, or the Intex CDI File, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (y) the Registration Statement or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or (z) any Form ABS-15G (taken as a whole with the Time of Sale Information) or arise out of or are based upon the omission or alleged omission to state therein, in the light of the circumstances in which they were made, a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, that, in the case of the Time of Sale Information, the Prospectus and the Intex CDI File, neither the Depositor nor the Bank will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Underwriter Information (as defined below) or (b) any untrue statement in or omission from any Underwriter Free Writing Prospectus (defined below) not in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Depositor or the Bank expressly for use therein, (B) information accurately extracted from the Time of Sale Information or Prospectus, which information was not corrected by information subsequently provided by the Depositor or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus (defined below) or (C) Issuer Information (as defined below) (except for information regarding the status of the subscriptions for the

[Underwritten] Notes). This indemnity agreement will be in addition to any liability that each of the Depositor and the Bank may otherwise have.

(b)        Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor, the Bank, their respective directors, officers (including such directors and officers who signed the Registration Statement), employees, agents and affiliates, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Time of Sale Information, the Prospectus or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information (as defined below), and (ii) the failure on the part of any Underwriter to deliver the Time of Sale Information prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale. As used herein, the term “Underwriter Information” means the [third] and [fourth] paragraphs (including the table under such [third] paragraph), the [second] sentence in the [fifth] paragraph, and the [first] sentence in the [sixteenth] paragraph, in each case under the heading “Underwriting” in the Prospectus . This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c)        Each Underwriter, severally and not jointly, will indemnify and hold harmless the Depositor, the Bank, their respective directors, officers (including such directors and officers who signed the Registration Statement), employees, agents and affiliates, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which the Depositor or the Bank may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (defined below), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and together with the Time of Sale Information) not misleading and (ii) any statement contained in any Underwriter Free Writing Prospectus (defined below) that conflicts with the information then contained in the Registration Statement or any prospectus that is a part thereof; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus (defined below) in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Depositor or the Bank expressly for use therein, (B) information accurately extracted from the Time of Sale Information or Prospectus, which information was not corrected by information subsequently provided by the Depositor or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus (defined below) or (C) Issuer Information (as defined below) (except for information regarding the status of the subscriptions for the [Underwritten] Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsections (a), (b) or (c) above, such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 or otherwise than under this Section 9. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Depositor, in the case of parties indemnified pursuant to subsection (a) above, and by the Representative, in the case of parties indemnified pursuant to subsections (b) and (c) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(e)        If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above: (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor, the Bank, the Issuer and their affiliates on the one hand and the Underwriters on the other from the offering of the [Underwritten] Notes, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the Depositor, the Bank, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor, the Bank, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the [Underwritten] Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Depositor, the Bank, the Issuer and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, the Bank, the Issuer or their affiliates or by any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of [Underwritten] Notes they have purchased hereunder, and not joint.

(f)        The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section 9, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the [Underwritten] Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the [Underwritten] Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of [Underwritten] Notes set forth opposite their names in Schedule I bears to the aggregate amount of [Underwritten] Notes set forth opposite the names of all the remaining Underwriter(s)) the [Underwritten] Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of [Underwritten] Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of [Underwritten] Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the [Underwritten] Notes, and if such nondefaulting Underwriter(s) do not purchase all the [Underwritten] Notes, this Agreement will terminate without liability to any nondefaulting Underwriter(s). In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, the Bank, their affiliates or any nondefaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 11. Offering Communications. Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Prospectus, each Underwriter severally represents, warrants and agrees with the Bank and the Depositor that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the [Underwritten] Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act unless such Underwriter has obtained the prior written approval of the Bank and the Depositor; provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of the Bank, the Depositor or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Securities Act) in the form of (a) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Time of Sale Information previously filed with the Commission (unless such Time of Sale Information is not required to be filed), (b) other written communication containing no more than the following: information contemplated by Rule 134 under the Securities Act and included or to be included in the Time of Sale Information or the Prospectus, as well as a column or other entry showing the status of the subscriptions for the [Underwritten] Notes and/or expected pricing parameters of the [Underwritten] Notes, (c) information customarily included in confirmations of sales of securities and notices of allocations, or (d) and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act. As used herein, the following terms have the following respective meanings:

“Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information.

“Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering

Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

“Free Writing Prospectus” means and includes any information relating to the [Underwritten] Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act, including the Ratings Free Writing Prospectus.

“Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter.

(a)         Each Underwriter severally represents, warrants and agrees with the Bank and the Depositor that:

(i)        each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of [Underwritten] Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Time of Sale Information or the Prospectus or any written information furnished to the related Underwriter by the Bank or the Depositor specifically for use therein which information was not corrected by information subsequently provided by the Bank or the Depositor to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii)        each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Securities Act;

(iii)        each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Bank and the Depositor no later than the time of first use (which shall be no earlier than the date of the first use of the Preliminary Prospectus); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;

(iv)        none of the information in any Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus that is a part thereof;

(v)        such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Securities Act and the rules and regulations thereunder with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the [Underwritten] Notes. In addition, such Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

(A)      any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase [Underwritten] Notes to the extent not filed with the Commission;

(B)      regarding each Underwriter Free Writing Prospectus delivered by such Underwriter to an investor, the date of such delivery and identity of such investor; and

(C)      regarding each Contract of Sale entered into by such Underwriter, the date, the identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade; and

(vi)         such Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Preliminary Prospectus with the Commission pursuant to Rule 424(h) of the Securities Act or otherwise as required under Rule 433 of the Securities Act; provided, however, that such Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a “free writing prospectus,” Preliminary Prospectus, Ratings Free Writing Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a “free writing prospectus” previously filed with the Commission.

SECTION 12. No Bankruptcy Petition. Each Underwriter severally covenants and agrees that, before the date that is one year and one day after the payment in full of all [Underwritten] Notes issued by the Issuer or any other common law or statutory trust, limited liability company or limited partnership formed by the Depositor in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Depositor, the Issuer or any other such trust, limited liability company or limited partnership any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

SECTION 13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the [Underwritten] Notes. If for any reason the purchase of the [Underwritten] Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 hereof and the obligations pursuant to Section 9 hereof shall remain in effect. If for any reason the purchase of the [Underwritten] Notes by the Underwriters is not consummated, the Depositor will reimburse the Underwriters (other than any defaulting Underwriter contemplated by Section

10 hereof) severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the [Underwritten] Notes.

SECTION 14. Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, to the Representative, at [                    ]; (b) if to the Depositor, at Fifth Third Holdings Funding, LLC, at 1701 Golf Road, Tower 1, 8th Floor, Rolling Meadows, Illinois 60008; and (c) if to the Bank, at [38 Fountain Square Plaza, Cincinnati, Ohio 45263].

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9 hereof, and no other person will have any rights or obligations hereunder.

SECTION 16. Applicable Law, Waiver of Jury Trial, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to its conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). To the extent permitted by applicable law, each of the parties hereto waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this Agreement or the transactions contemplated hereby. Instead, any such dispute resolved in court will be resolved in a bench trial without a jury. This Agreement represents the entire agreement between the Depositor and the Bank, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus, the Ratings Free Writing Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the [Underwritten] Notes.

SECTION 17. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

SECTION 18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart to a signature page by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart.

SECTION 21. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

SECTION 22. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a)        submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 14 hereof or, if not therein, in the Indenture; and

(d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 23. Disclosure of Tax Treatment. Notwithstanding any other provision of this Agreement, the Depositor and the Bank (and each employee, officer, representative, trustee or other agent, as the case may be, of the Depositor and the Bank) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor and the Bank relating to such tax treatment and tax structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned and the remaining Underwriters.

Very truly yours,

FIFTH THIRD HOLDINGS FUNDING, LLC

By:
Name:
Title:

FIFTH THIRD BANK

By:
Name:
Title:

S-1	20[ ]-[ ] Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

[ ]

By:
Name:
Title:

For itself and as representative of the other several Underwriters named in the Underwriting Agreement.

S-2	20[ ]-[ ] Underwriting Agreement

SCHEDULE I

to Underwriting Agreement

The Underwriters named below are the “Underwriters” for the purpose of this Agreement.

Underwriters	Class A-1 Notes	Class A- 2[-A] Notes	[Class A- 2-B Notes]	Class A- 3 Notes	Class A- 4 Notes	Class B Notes	Total

Total

-i-